Exhibit 99.1

NEWS RELEASE

Investor Contact:

Brian Klaus, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Cliff Bowers, Senior Vice President, Director of Public Relations

920-491-7542

Associated Reports First Quarter Earnings of $0.30 per share

Earnings per share up 11% from prior year

GREEN BAY, Wis. — April 16, 2015 — Associated Banc-Corp (NYSE: ASB) today reported net income to common shareholders of $45 million, or $0.30 per common share, for the quarter ended March 31, 2015. This compares to net income to common shareholders of $44 million, or $0.27 per common share, for the quarter ended March 31, 2014.

“We are pleased to report another quarter of solid results. Continued loan growth, a strong boost in insurance revenues, and a benign credit environment all helped drive this quarter’s performance,” said President and CEO Philip B. Flynn. “We remain focused on our strategies to enhance efficiency and on opportunities for disciplined capital deployment.”

HIGHLIGHTS

•	Average loans grew $428 million or 2% from the fourth quarter

•	Average total commercial loan balances grew $309 million, or 3% from the fourth quarter, and accounted for the majority of this quarter’s average loan growth

•	Average deposits grew $523 million or 3% from the fourth quarter

•	Net interest income of $168 million increased $3 million or 2% from the comparable year ago period

•	Noninterest income of $80 million increased $10 million or 15% from the fourth quarter

•	Insurance commissions increased $9 million from the fourth quarter

•	Noninterest expenses of $174 million increased $2 million or 1% from the fourth quarter

•	Pretax income of $69 million increased $2 million or 2% from the fourth quarter

•	During the first quarter, the Company repurchased $30 million, or approximately 1.7 million shares, of common stock at an average cost of $17.27 per share

•	Return on average Tier 1 common equity was 10.22% for the first quarter

•	Capital ratios remain strong with a Tier 1 common equity ratio of 9.39% at March 31, 2015

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FIRST QUARTER 2015 FINANCIAL RESULTS

Loans

Average loans of $17.8 billion increased $428 million, or 2% from the fourth quarter, and have increased $1.7 billion, or 10% from the year ago quarter. Total commercial loans grew $309 million on average from the fourth quarter and are up $1.1 billion from the prior year. Commercial and business lending average balances grew $272 million, or 4% on a linked-quarter basis. Commercial real estate lending average balances grew $37 million, or 1% from the fourth quarter. Total average consumer loans were up $119 million compared to the prior quarter as the growth in residential mortgage average balances of $174 million was partially offset by continued, but slower, run off in home equity and installment loans.

Deposits

Average deposits of $19.1 billion for the first quarter were up $523 million, or 3% compared to the fourth quarter and have increased $2.1 billion, or 12%, from the year ago quarter. Money market average balances increased $444 million, or 5% from the fourth quarter, and were up $1.5 billion, or 21% from the year ago quarter. Average checking balances have increased four consecutive quarters and were up slightly from the fourth quarter. Average time deposits increased $45 million during the quarter marking a reversal of recent trends.

Net Interest Income and Net Interest Margin

First quarter net interest income of $168 million was up $3 million, or 2% from the year ago quarter, but down $7 million from the fourth quarter. First quarter interest recoveries and prepayments were down $2 million relative to the fourth quarter. In addition, long-term funding costs increased $2 million from the fourth quarter. Lastly, the day count difference between the first and fourth quarters resulted in expected lower net interest income of approximately $2 million.

First quarter net interest margin was 2.89%, a decrease of 15 basis points from the 3.04% reported in the fourth quarter. The first quarter yield on earning assets declined 12 basis points from the prior quarter. The majority of this decline is attributed to continued loan yield compression. In addition, lower interest recoveries and prepayments accounted for 3 basis points of the decline in earning asset yields. The majority of the 4 basis point, quarter over quarter increase in total funding costs is related to the full effect of the carrying cost of the Company’s $500 million debt issued in November 2014.

Noninterest Income and Expense

Noninterest income for the first quarter was $80 million, up $10 million or 15% from the fourth quarter, and up $7 million or 9% from the year ago quarter. The Ahmann & Martin Co. acquisition closed during the first quarter and largely contributed to a $9 million increase in insurance commissions from the fourth quarter. Mortgage banking income increased $4 million from the prior quarter. First quarter net asset gains of $1 million were down $3 million from the prior quarter.

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Total noninterest expense for the quarter ended March 31, 2015 was $174 million, up $2 million or 1% from the fourth quarter. Personnel expense increased $3 million from the fourth quarter, largely attributed to the Ahmann & Martin Co. acquisition which added approximately 120 colleagues. Occupancy expenses increased by $3 million from the previous quarter, primarily related to a lease termination charge, as we further consolidated office space in Chicago. Business development and advertising expenses declined $3 million from the previous quarter, predominantly related to seasonal advertising during the fourth quarter.

Taxes

First quarter income taxes were $22 million with an effective tax rate of 32%, compared to $21 million with an effective tax rate of 31% in the year ago period.

Credit

Net charge offs of $6 million for the first quarter were up $1 million from the fourth quarter, and were up slightly from the year ago quarter. Potential problem loans of $219 million increased $28 million from the prior quarter. The first quarter provision for credit losses was essentially flat from the prior quarter at $5 million.

The Company’s allowance for loan losses was $265 million, equal to 1.48% of loans and reflects a coverage ratio of 152% of nonaccrual loans at March 31, 2015.

Nonaccrual loans of $174 million were down 2% compared to both the fourth quarter and the year ago quarter. The ratio of nonaccrual loans to total loans was down from the previous quarter and stands at 0.97%.

Capital Ratios

During the first quarter, the Company repurchased $30 million of common stock in several open market transactions.

The Company’s capital position remains strong, with a Tier 1 common equity ratio of 9.39% at March 31, 2015. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

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FIRST QUARTER 2015 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 16, 2015. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, https://www.associatedbank.com/investor or by dialing 877-407-8037. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp first quarter 2015 earnings call.

An audio archive of the webcast will be available on the company’s website at https://www.associatedbank.com/investor approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $27 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “Tier 1 common equity”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found in the attached tables.

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Associated Banc-Corp

Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2015	December 31, 2014	Seql Qtr $ Change	September 30, 2014	June 30, 2014	March 31, 2014	Comp Qtr $ Change
Assets
Cash and due from banks	$355,541	$444,113	$(88,572)	$381,287	$549,883	$526,951	$(171,410)
Interest-bearing deposits in other financial institutions	488,426	571,924	(83,498)	74,945	78,233	92,071	396,355
Federal funds sold and securities purchased under agreements to resell	3,380	16,030	(12,650)	18,320	18,135	4,400	(1,020)
Securities held to maturity, at amortized cost	438,047	404,455	33,592	301,941	246,050	193,759	244,288
Securities available for sale, at fair value	5,358,310	5,396,812	(38,502)	5,345,422	5,506,379	5,277,908	80,402
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	189,222	189,107	115	188,875	186,247	181,360	7,862
Loans held for sale	159,963	154,935	5,028	141,672	78,657	46,529	113,434
Loans	17,979,032	17,593,846	385,186	17,159,090	17,045,052	16,441,444	1,537,588
Allowance for loan losses	(265,268)	(266,302)	1,034	(266,262)	(271,851)	(267,916)	2,648

Loans, net	17,713,764	17,327,544	386,220	16,892,828	16,773,201	16,173,528	1,540,236
Premises and equipment, net	274,591	274,688	(97)	272,283	264,735	269,257	5,334
Goodwill	968,774	929,168	39,606	929,168	929,168	929,168	39,606
Other intangible assets, net	77,984	67,582	10,402	69,201	70,538	72,629	5,355
Trading assets	42,336	35,163	7,173	34,005	40,630	40,822	1,514
Other assets	998,402	1,010,253	(11,851)	1,003,875	985,930	997,815	587

Total assets	$27,068,740	$26,821,774	$246,966	$25,653,822	$25,727,786	$24,806,197	$2,262,543

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,570,872	$4,505,272	$65,600	$4,302,454	$4,211,057	$4,478,981	$91,891
Interest-bearing deposits	15,280,720	14,258,232	1,022,488	13,898,804	13,105,202	13,030,946	2,249,774

Total deposits	19,851,592	18,763,504	1,088,088	18,201,258	17,316,259	17,509,927	2,341,665
Federal funds purchased and securities sold under agreements to repurchase	587,272	493,991	93,281	765,641	959,051	939,254	(351,982)
Other short-term funding	75,265	574,297	(499,032)	664,539	1,378,120	308,652	(233,387)
Long-term funding	3,429,925	3,930,117	(500,192)	2,931,547	2,931,809	2,932,040	497,885
Trading liabilities	44,730	37,329	7,401	36,003	43,311	43,450	1,280
Accrued expenses and other liabilities	197,818	222,285	(24,467)	185,256	169,290	171,850	25,968

Total liabilities	24,186,602	24,021,523	165,079	22,784,244	22,797,840	21,905,173	2,281,429
Stockholders’ Equity
Preferred equity	59,727	59,727	—	61,024	61,024	61,158	(1,431)
Common stock	1,674	1,665	9	1,719	1,750	1,750	(76)
Surplus	1,505,170	1,484,933	20,237	1,583,032	1,628,356	1,623,323	(118,153)
Retained earnings	1,509,967	1,497,818	12,149	1,466,525	1,432,518	1,402,549	107,418
Accumulated other comprehensive income (loss)	24,800	(4,850)	29,650	(1,725)	10,494	(11,577)	36,377
Treasury stock	(219,200)	(239,042)	19,842	(240,997)	(204,196)	(176,179)	(43,021)

Total stockholders’ equity	2,882,138	2,800,251	81,887	2,869,578	2,929,946	2,901,024	(18,886)

Total liabilities and stockholders’ equity	$27,068,740	$26,821,774	$246,966	$25,653,822	$25,727,786	$24,806,197	$2,262,543

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)—Quarterly Trend

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	1Q15	4Q14	$ Change	% Change	3Q14	2Q14	1Q14	$ Change	% Change
Interest Income
Interest and fees on loans	$151,945	$156,536	$(4,591)	(2.9)%	$152,030	$146,629	$143,387	$8,558	6.0%
Interest and dividends on investment securities:
Taxable	25,092	25,061	31	0.1%	25,037	26,109	26,257	(1,165)	(4.4)%
Tax-exempt	7,887	7,580	307	4.1%	7,483	7,030	6,971	916	13.1%
Other interest	1,692	1,821	(129)	(7.1)%	1,503	1,862	1,449	243	16.8%

Total interest income	186,616	190,998	(4,382)	(2.3)%	186,053	181,630	178,064	8,552	4.8%
Interest Expense
Interest on deposits	7,619	7,319	300	4.1%	6,621	6,195	6,159	1,460	23.7%
Interest on Federal funds purchased and securities sold under agreements to repurchase	231	218	13	6.0%	390	306	305	(74)	(24.3)%
Interest on other short-term funding	81	156	(75)	(48.1)%	233	280	116	(35)	(30.2)%
Interest on long-term funding	10,872	8,644	2,228	25.8%	6,179	6,146	6,511	4,361	67.0%

Total interest expense	18,803	16,337	2,466	15.1%	13,423	12,927	13,091	5,712	43.6%

Net Interest Income	167,813	174,661	(6,848)	(3.9)%	172,630	168,703	164,973	2,840	1.7%
Provision for credit losses	4,500	5,000	(500)	(10.0)%	1,000	5,000	5,000	(500)	(10.0)%

Net interest income after provision for credit losses	163,313	169,661	(6,348)	(3.7)%	171,630	163,703	159,973	3,340	2.1%
Noninterest Income
Trust service fees	12,087	12,457	(370)	(3.0)%	12,218	12,017	11,711	376	3.2%
Service charges on deposit accounts	15,806	17,006	(1,200)	(7.1)%	17,961	17,412	16,400	(594)	(3.6)%
Card-based and other nondeposit fees	12,416	12,019	397	3.3%	12,407	12,577	12,509	(93)	(0.7)%
Insurance commissions	19,728	10,593	9,135	86.2%	7,860	13,651	12,317	7,411	60.2%
Brokerage and annuity commissions	3,683	3,496	187	5.3%	4,040	4,520	4,033	(350)	(8.7)%

Total core fee-based revenue	63,720	55,571	8,149	14.7%	54,486	60,177	56,970	6,750	11.8%
Mortgage banking, net	7,408	2,928	4,480	153.0%	6,669	5,362	6,361	1,047	16.5%
Capital market fees, net	2,467	2,613	(146)	(5.6)%	2,939	2,099	2,322	145	6.2%
Bank owned life insurance income	2,875	2,739	136	5.0%	3,506	3,011	4,320	(1,445)	(33.4)%
Asset gains, net	1,096	3,727	(2,631)	(70.6)%	4,934	899	728	368	50.5%
Investment securities gains, net	—	25	(25)	(100.0)%	57	34	378	(378)	(100.0)%
Other	2,510	2,040	470	23.0%	2,317	665	2,442	68	2.8%

Total noninterest income	80,076	69,643	10,433	15.0%	74,908	72,247	73,521	6,555	8.9%
Noninterest Expense
Personnel expense	100,152	97,258	2,894	3.0%	97,650	97,793	97,698	2,454	2.5%
Occupancy	17,683	14,589	3,094	21.2%	13,743	13,785	15,560	2,123	13.6%
Equipment	5,772	6,148	(376)	(6.1)%	6,133	6,227	6,276	(504)	(8.0)%
Technology	15,558	14,581	977	6.7%	13,573	14,594	12,724	2,834	22.3%
Business development and advertising	5,327	8,538	(3,211)	(37.6)%	7,467	5,077	5,062	265	5.2%
Other intangible amortization	801	775	26	3.4%	990	991	991	(190)	(19.2)%
Loan expense	2,996	3,646	(650)	(17.8)%	3,813	3,620	2,787	209	7.5%
Legal and professional fees	4,538	4,257	281	6.6%	4,604	4,436	4,188	350	8.4%
Foreclosure / OREO expense	1,425	1,168	257	22.0%	2,083	1,575	1,896	(471)	(24.8)%
FDIC expense	6,500	6,956	(456)	(6.6)%	6,859	4,945	5,001	1,499	30.0%
Other	13,503	13,889	(386)	(2.8)%	14,938	14,882	15,475	(1,972)	(12.7)%

Total noninterest expense	174,255	171,805	2,450	1.4%	171,853	167,925	167,658	6,597	3.9%

Income before income taxes	69,134	67,499	1,635	2.4%	74,685	68,025	65,836	3,298	5.0%
Income tax expense	22,462	18,761	3,701	19.7%	24,478	21,660	20,637	1,825	8.8%

Net income	46,672	48,738	(2,066)	(4.2)%	50,207	46,365	45,199	1,473	3.3%
Preferred stock dividends	1,228	1,225	3	0.2%	1,255	1,278	1,244	(16)	(1.3)%

Net income available to common equity	$45,444	$47,513	$(2,069)	(4.4)%	$48,952	$45,087	$43,955	$1,489	3.4%

Earnings Per Common Share:
Basic	$0.30	$0.31	$(0.01)	(3.2)%	$0.31	$0.28	$0.27	$0.03	11.1%
Diluted	$0.30	$0.31	$(0.01)	(3.2)%	$0.31	$0.28	$0.27	$0.03	11.1%
Average Common Shares Outstanding:
Basic	150,070	151,931	(1,861)	(1.2)%	155,925	159,940	161,467	(11,397)	(7.1)%
Diluted	151,164	153,083	(1,919)	(1.3)%	156,991	160,838	162,188	(11,024)	(6.8)%

Associated Banc-Corp

Selected Quarterly Information

($ in millions, except per share and full time equivalent employee data)	1Q15	4Q14	3Q14	2Q14	1Q14
Per Common Share Data
Dividends	$0.10	$0.10	$0.09	$0.09	$0.09
Market Value:
High	19.07	19.37	18.90	18.39	18.35
Low	16.62	16.75	17.42	16.82	15.58
Close	18.60	18.63	17.42	18.08	18.06
Book value	18.38	18.32	18.15	17.99	17.64
Tier 1 common equity / share (1) (6)	11.97	12.09	12.10	12.04	11.88
Tangible book value / share	$11.95	$12.06	$12.09	$12.11	$11.80

Performance Ratios (annualized)
Return on average assets	0.71%	0.75%	0.78%	0.75%	0.76%
Return on average tangible common equity	10.16	10.27	10.35	9.56	9.45
Return on average Tier 1 common equity (1) (6)	10.22	10.35	10.38	9.56	9.38
Effective tax rate	32.49	27.79	32.77	31.84	31.35
Dividend payout ratio (2)	33.33	32.26	29.03	32.14	33.33

Average Balances
Common stockholders’ equity	$2,785	$2,772	$2,815	$2,830	$2,827
Average Tier 1 common equity (1) (6)	$1,804	$1,821	$1,871	$1,892	$1,900

Selected Trend Information
Average full time equivalent employees	4,422	4,320	4,359	4,431	4,517
Trust assets under management, at market value	$8,138	$7,993	$7,700	$7,720	$7,535
Total revenue (3)	$253	$249	$252	$246	$243
Core fee-based revenue (4)	$64	$56	$54	$60	$57
Mortgage loans originated for sale during period	$268	$292	$298	$276	$204
Mortgage portfolio serviced for others	$7,920	$7,999	$8,012	$8,052	$8,084
Mortgage servicing rights, net / Portfolio serviced for others	0.75%	0.75%	0.76%	0.76%	0.77%

At Period End
Loans / deposits	90.57%	93.77%	94.27%	98.43%	93.90%
Stockholders’ equity / assets	10.65%	10.44%	11.19%	11.39%	11.69%
Tangible common equity / tangible assets (5)	7.04%	6.97%	7.57%	7.79%	7.96%
Tangible equity / tangible assets (5)	7.27%	7.20%	7.82%	8.03%	8.22%
Shares outstanding, end of period	153,567	149,560	154,743	159,480	161,012
Capital (6)
Risk weighted assets (7) (8)	$19,565	$18,568	$18,031	$17,911	$17,075
Tier 1 common equity (1)	$1,838	$1,808	$1,873	$1,920	$1,912
Tier 1 common equity / risk-weighted assets (7) (8)	9.39%	9.74%	10.39%	10.72%	11.20%
Tier 1 leverage ratio (7) (8)	7.39%	7.48%	7.87%	8.26%	8.46%
Tier 1 risk-based capital ratio (7) (8)	9.70%	10.06%	10.73%	11.06%	11.56%
Total risk-based capital ratio (7) (8)	12.21%	12.66%	11.98%	12.31%	12.81%

Non-GAAP Financial Measures Reconciliation
Efficiency ratio (9)	70.30%	70.33%	69.44%	69.70%	70.41%
Taxable equivalent adjustment	(1.42)%	(1.40)%	(1.36)%	(1.32)%	(1.35)%
Asset gains, net	0.30%	1.05%	1.36%	0.26%	0.22%
Other intangible amortization	(0.32)%	(0.32)%	(0.40)%	(0.41)%	(0.42)%
Efficiency ratio, fully taxable equivalent (9)	68.86%	69.66%	69.04%	68.23%	68.86%

(1)	Tier 1 common equity, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.
(2)	Ratio is based upon basic earnings per common share.
(3)	Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Page 2 in the Consolidated Statements of Income and Page 6 in the Net Interest Income Analysis.
(4)	Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Page 2 in the Consolidated Statements of Income.
(5)	Tangible equity, tangible common equity and tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.
(6)	Prior to 2015, the regulatory capital requirements effective for the Corporation followed the Capital Accord of the Basel Committee on Banking Supervision (“Basel I”). Beginning January 1, 2015, the regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions from Basel I over the next three years to full implementation by January 1, 2018.
(7)	March 31, 2015 data is estimated.
(8)	The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.
(9)	Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).

Associated Banc-Corp

Selected Asset Quality Information

(in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Allowance for Loan Losses
Beginning balance	$266,302	$266,262	—%	$271,851	$267,916	$268,315	(0.8)%
Provision for loan losses	4,500	4,500	—%	(3,000)	6,500	5,000	(10.0)%
Charge offs	(13,270)	(8,778)	51.2%	(14,850)	(9,107)	(11,361)	16.8%
Recoveries	7,736	4,318	79.2%	12,261	6,542	5,962	29.8%

Net charge offs	(5,534)	(4,460)	24.1%	(2,589)	(2,565)	(5,399)	2.5%

Ending balance	$265,268	$266,302	(0.4)%	$266,262	$271,851	$267,916	(1.0)%

Allowance for Unfunded Commitments
Beginning balance	$24,900	$24,400	2.0%	$20,400	$21,900	$21,900	13.7%
Provision for unfunded commitments	—	500	(100.0)%	4,000	(1,500)	—	N/M

Ending balance	$24,900	$24,900	—%	$24,400	$20,400	$21,900	13.7%

Allowance for credit losses	$290,168	$291,202	(0.4)%	$290,662	$292,251	$289,816	0.1%

Net Charge Offs	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Commercial and industrial	$4,650	$1,323	251.5%	$572	$(1,377)	$2,725	70.6%
Commercial real estate—owner occupied	739	134	N/M	2,210	(550)	(124)	N/M
Lease financing	—	9	(100.0)%	(6)	29	—	N/M

Commercial and business lending	5,389	1,466	267.6%	2,776	(1,898)	2,601	107.2%
Commercial real estate—investor	(2,529)	(132)	N/M	(4,065)	(239)	(1,031)	145.3%
Real estate construction	(743)	(116)	N/M	350	795	113	N/M

Commercial real estate lending	(3,272)	(248)	N/M	(3,715)	556	(918)	256.4%

Total commercial	2,117	1,218	73.8%	(939)	(1,342)	1,683	25.8%
Home equity revolving lines of credit	1,220	1,094	11.5%	1,098	1,380	1,182	3.2%
Home equity loans 1st liens	362	206	75.7%	118	448	406	(10.8)%
Home equity loans junior liens	423	457	(7.4)%	728	948	859	(50.8)%

Home equity	2,005	1,757	14.1%	1,944	2,776	2,447	(18.1)%
Installment and credit cards	769	990	(22.3)%	910	247	113	N/M
Residential mortgage	643	495	29.9%	674	884	1,156	(44.4)%

Total consumer	3,417	3,242	5.4%	3,528	3,907	3,716	(8.0)%

Total net charge offs	$5,534	$4,460	24.1%	$2,589	$2,565	$5,399	2.5%

Net Charge Offs to Average Loans (in basis points) *	Mar 31, 2015	Dec 31, 2014		Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Commercial and industrial	32	9		4	(10)	22
Commercial real estate—owner occupied	30	5		84	(20)	(5)
Lease financing	—	7		(5)	22	—

Commercial and business lending	31	9		17	(12)	17
Commercial real estate—investor	(33)	(2)		(54)	(3)	(14)
Real estate construction	(30)	(5)		14	33	5

Commercial real estate lending	(32)	(2)		(37)	6	(10)

Total commercial	8	4		(3)	(5)	7
Home equity revolving lines of credit	56	49		50	64	55
Home equity loans 1st liens	26	14		7	26	23
Home equity loans junior liens	108	107		159	196	171

Home equity	51	42		45	64	55
Installment and credit cards	70	86		78	25	11
Residential mortgage	6	4		6	9	12

Total consumer	21	19		22	25	25

Total net charge offs	13	10		6	6	14

Credit Quality	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Nonaccrual loans	$174,346	$177,413	(1.7)%	$184,138	$179,226	$177,978	(2.0)%
Other real estate owned (OREO)	14,926	16,732	(10.8)%	16,840	17,729	19,173	(22.2)%

Total nonperforming assets	$189,272	$194,145	(2.5)%	$200,978	$196,955	$197,151	(4.0)%

Loans 90 or more days past due and still accruing	$1,715	$1,623	5.7%	$1,690	$1,776	$723	137.2%
Allowance for loan losses / loans	1.48%	1.51%		1.55%	1.59%	1.63%
Allowance for loan losses / nonaccrual loans	152.15	150.10		144.60	151.68	150.53
Nonaccrual loans / total loans	0.97	1.01		1.07	1.05	1.08
Nonperforming assets / total loans plus OREO	1.05	1.10		1.17	1.15	1.20
Nonperforming assets / total assets	0.70	0.72		0.78	0.77	0.79
Net charge offs / average loans (annualized)	0.13	0.10		0.06	0.06	0.14
Year-to-date net charge offs / average loans	0.13	0.09		0.08	0.10	0.14
Nonaccrual loans by type:
Commercial and industrial	$61,620	$49,663	24.1%	$51,143	$40,846	$38,488	60.1%
Commercial real estate—owner occupied	21,861	25,825	(15.3)%	24,340	31,725	26,735	(18.2)%
Lease financing	1,720	1,801	(4.5)%	1,947	1,541	172	N/M

Commercial and business lending	85,201	77,289	10.2%	77,430	74,112	65,395	30.3%
Commercial real estate—investor	13,742	22,685	(39.4)%	25,106	28,135	33,611	(59.1)%
Real estate construction	5,423	5,399	0.4%	8,187	6,988	6,667	(18.7)%

Commercial real estate lending	19,165	28,084	(31.8)%	33,293	35,123	40,278	(52.4)%

Total commercial	104,366	105,373	(1.0)%	110,723	109,235	105,673	(1.2)%
Home equity revolving lines of credit	9,171	9,853	(6.9)%	10,154	10,056	10,356	(11.4)%
Home equity loans 1st liens	5,111	5,290	(3.4)%	4,664	4,634	5,341	(4.3)%
Home equity loans junior liens	6,145	6,598	(6.9)%	6,443	6,183	6,788	(9.5)%

Home equity	20,427	21,741	(6.0)%	21,261	20,873	22,485	(9.2)%
Installment and credit cards	515	613	(16.0)%	653	771	915	(43.7)%
Residential mortgage	49,038	49,686	(1.3)%	51,501	48,347	48,905	0.3%

Total consumer	69,980	72,040	(2.9)%	73,415	69,991	72,305	(3.2)%

Total nonaccrual loans	$174,346	$177,413	(1.7)%	$184,138	$179,226	$177,978	(2.0)%

*	Annualized

N/M = Not meaningful.

Associated Banc-Corp

Selected Asset Quality Information (continued)

(in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Restructured loans (accruing)
Commercial and industrial	$26,466	$33,892	(21.9)%	$36,955	$28,849	$27,776	(4.7)%
Commercial real estate—owner occupied	9,780	10,454	(6.4)%	11,574	12,168	11,579	(15.5)%

Commercial and business lending	36,246	44,346	(18.3)%	48,529	41,017	39,355	(7.9)%
Commercial real estate—investor	22,775	23,127	(1.5)%	24,440	41,758	46,020	(50.5)%
Real estate construction	717	727	(1.4)%	805	1,224	2,954	(75.7)%

Commercial real estate lending	23,492	23,854	(1.5)%	25,245	42,982	48,974	(52.0)%

Total commercial	59,738	68,200	(12.4)%	73,774	83,999	88,329	(32.4)%
Home equity revolving lines of credit	1,251	1,508	(17.0)%	1,531	1,527	1,178	6.2%
Home equity loans 1st liens	1,846	1,857	(0.6)%	1,867	1,674	1,656	11.5%
Home equity loans junior liens	6,642	6,701	(0.9)%	7,184	7,243	6,738	(1.4)%

Home equity	9,739	10,066	(3.2)%	10,582	10,444	9,572	1.7%
Installment and credit cards	891	974	(8.5)%	1,106	1,185	225	296.0%
Residential mortgage	18,449	18,976	(2.8)%	19,141	18,753	18,798	(1.9)%

Total consumer	29,079	30,016	(3.1)%	30,829	30,382	28,595	1.7%

Total restructured loans (accruing)	$88,817	$98,216	(9.6)%	$104,603	$114,381	$116,924	(24.0)%

Restructured loans in nonaccrual loans (not included above)	$53,553	$57,656	(7.1)%	$63,314	$72,388	$74,231	(27.9)%

Loans Past Due 30-89 Days	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Commercial and industrial	$1,717	$14,747	(88.4)%	$3,947	$2,519	$4,126	(58.4)%
Commercial real estate—owner occupied	1,849	10,628	(82.6)%	2,675	6,323	5,342	(65.4)%
Lease financing	—	—	N/M	—	556	567	(100.0)%

Commercial and business lending	3,566	25,375	(85.9)%	6,622	9,398	10,035	(64.5)%
Commercial real estate—investor	2,215	1,208	83.4%	15,869	2,994	7,188	(69.2)%
Real estate construction	317	984	(67.8)%	399	258	679	(53.3)%

Commercial real estate lending	2,532	2,192	15.5%	16,268	3,252	7,867	(67.8)%

Total commercial	6,098	27,567	(77.9)%	22,890	12,650	17,902	(65.9)%
Home equity revolving lines of credit	7,150	6,725	6.3%	6,739	6,986	5,344	33.8%
Home equity loans 1st liens	953	1,800	(47.1)%	1,503	1,685	1,469	(35.1)%
Home equity loans junior liens	1,905	2,058	(7.4)%	2,496	2,138	3,006	(36.6)%

Home equity	10,008	10,583	(5.4)%	10,738	10,809	9,819	1.9%
Installment and credit cards	1,818	1,932	(5.9)%	1,818	1,734	1,269	43.3%
Residential mortgage	3,403	3,046	11.7%	3,231	7,070	4,498	(24.3)%

Total consumer	15,229	15,561	(2.1)%	15,787	19,613	15,586	(2.3)%

Total loans past due 30-89 days	$21,327	$43,128	(50.5)%	$38,677	$32,263	$33,488	(36.3)%

Potential Problem Loans	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Commercial and industrial	$138,403	$108,522	27.5%	$133,416	$187,251	$109,027	26.9%
Commercial real estate—owner occupied	43,114	48,695	(11.5)%	49,008	57,757	64,785	(33.5)%
Lease financing	2,009	2,709	(25.8)%	3,787	2,280	3,065	(34.5)%

Commercial and business lending	183,526	159,926	14.8%	186,211	247,288	176,877	3.8%
Commercial real estate—investor	26,026	24,043	8.2%	28,474	31,903	34,790	(25.2)%
Real estate construction	1,487	1,776	(16.3)%	2,227	4,473	4,870	(69.5)%

Commercial real estate lending	27,513	25,819	6.6%	30,701	36,376	39,660	(30.6)%

Total commercial	211,039	185,745	13.6%	216,912	283,664	216,537	(2.5)%
Home equity revolving lines of credit	247	204	21.1%	224	277	310	(20.3)%
Home equity loans junior liens	711	676	5.2%	687	822	741	(4.0)%

Home equity	958	880	8.9%	911	1,099	1,051	(8.8)%
Installment and credit cards	—	2	(100.0)%	4	844	—	N/M
Residential mortgage	6,621	3,781	75.1%	2,166	2,445	2,091	216.6%

Total consumer	7,579	4,663	62.5%	3,081	4,388	3,142	141.2%

Total potential problem loans	$218,618	$190,408	14.8%	$219,993	$288,052	$219,679	(0.5)%

N/M = Not meaningful.

Associated Banc-Corp

Net Interest Income Analysis—Taxable Equivalent Basis

Sequential Quarter

	Three months ended March 31, 2015			Three months ended December 31, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,993,169	$55,915	3.24%	$6,720,893	$59,197	3.50%
Commercial real estate lending	4,102,733	36,403	3.60	4,066,143	37,122	3.62

Total commercial	11,095,902	92,318	3.37	10,787,036	96,319	3.54
Residential mortgage	4,663,849	36,885	3.17	4,490,075	36,228	3.23
Retail	2,055,364	23,668	4.64	2,110,144	24,942	4.71

Total loans	17,815,115	152,871	3.46	17,387,255	157,489	3.60
Investment securities (1)	5,754,747	37,159	2.58	5,697,598	36,658	2.57
Other short-term investments	578,164	1,692	1.18	407,644	1,821	1.78

Investments and other	6,332,911	38,851	2.45	6,105,242	38,479	2.52

Total earning assets	24,148,026	$191,722	3.20	23,492,497	$195,968	3.32
Other assets, net	2,458,899			2,388,268

Total assets	$26,606,925			$25,880,765

Interest-bearing liabilities:
Savings deposits	$1,277,469	$238	0.08%	$1,264,195	$253	0.08%
Interest-bearing demand deposits	3,203,727	1,050	0.13	3,142,537	1,220	0.15
Money market deposits	8,653,260	3,785	0.18	8,209,091	3,547	0.17
Time deposits	1,594,183	2,546	0.65	1,549,565	2,299	0.59

Total interest-bearing deposits	14,728,639	7,619	0.21	14,165,388	7,319	0.20
Federal funds purchased and securities sold under agreements to repurchase	585,498	231	0.16	600,969	218	0.14
Other short-term funding	119,240	81	0.27	464,866	156	0.13
Long-term funding	3,735,602	10,872	1.17	3,221,574	8,644	1.07

Total short and long-term funding	4,440,340	11,184	1.01	4,287,409	9,018	0.84

Total interest-bearing liabilities	19,168,979	$18,803	0.39	18,452,797	$16,337	0.35
Noninterest-bearing demand deposits	4,326,557			4,367,031
Other liabilities	266,660			228,600
Stockholders’ equity	2,844,729			2,832,337

Total liabilities and stockholders’ equity	$26,606,925			$25,880,765

Net interest income and rate spread		$172,919	2.81%		$179,631	2.97%

Net interest margin			2.89%			3.04%
Taxable equivalent adjustment		$5,106			$4,970

Net Interest Income Analysis—Taxable Equivalent Basis

Comparable Quarter

	Three months ended March 31, 2015			Three months ended March 31, 2014
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,993,169	$55,915	3.24%	$6,131,185	$51,681	3.42%
Commercial real estate lending	4,102,733	36,403	3.60	3,907,363	35,591	3.69

Total commercial	11,095,902	92,318	3.37	10,038,548	87,272	3.52
Residential mortgage	4,663,849	36,885	3.17	3,926,734	32,664	3.33
Retail	2,055,364	23,668	4.64	2,199,335	24,413	4.48

Total loans	17,815,115	152,871	3.46	16,164,617	144,349	3.61
Investment securities (1)	5,754,747	37,159	2.58	5,450,066	36,922	2.71
Other short-term investments	578,164	1,692	1.18	277,820	1,449	2.09

Investments and other	6,332,911	38,851	2.45	5,727,886	38,371	2.68

Total earning assets	24,148,026	$191,722	3.20	21,892,503	$182,720	3.36
Other assets, net	2,458,899			2,320,710

Total assets	$26,606,925			$24,213,213

Interest-bearing liabilities:
Savings deposits	$1,277,469	$238	0.08%	$1,195,337	$220	0.07%
Interest-bearing demand deposits	3,203,727	1,050	0.13	2,796,247	823	0.12
Money market deposits	8,653,260	3,785	0.18	7,173,106	2,825	0.16
Time deposits	1,594,183	2,546	0.65	1,659,277	2,291	0.56

Total interest-bearing deposits	14,728,639	7,619	0.21	12,823,967	6,159	0.19
Federal funds purchased and securities sold under agreements to repurchase	585,498	231	0.16	805,187	305	0.15
Other short-term funding	119,240	81	0.27	328,516	116	0.14
Long-term funding	3,735,602	10,872	1.17	3,004,520	6,511	0.87

Total short and long-term funding	4,440,340	11,184	1.01	4,138,223	6,932	0.67

Total interest-bearing liabilities	19,168,979	$18,803	0.39	16,962,190	$13,091	0.31
Noninterest-bearing demand deposits	4,326,557			4,166,305
Other liabilities	266,660			195,950
Stockholders’ equity	2,844,729			2,888,768

Total liabilities and stockholders’ equity	$26,606,925			$24,213,213

Net interest income and rate spread		$172,919	2.81%		$169,629	3.05%

Net interest margin			2.89%			3.12%
Taxable equivalent adjustment		$5,106			$4,656

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Financial Summary and Comparison

Period End Loan Composition	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Commercial and industrial	$6,140,420	$5,905,902	4.0%	$5,603,899	$5,616,205	$5,222,141	17.6%
Commercial real estate—owner occupied	1,003,885	1,007,937	(0.4)%	1,014,335	1,070,463	1,098,089	(8.6)%
Lease financing	49,496	51,529	(3.9)%	52,600	51,873	52,500	(5.7)%

Commercial and business lending	7,193,801	6,965,368	3.3%	6,670,834	6,738,541	6,372,730	12.9%
Commercial real estate—investor	3,086,980	3,056,485	1.0%	3,043,361	2,990,732	3,001,219	2.9%
Real estate construction	1,019,571	1,008,956	1.1%	982,426	1,000,421	969,617	5.2%

Commercial real estate lending	4,106,551	4,065,441	1.0%	4,025,787	3,991,153	3,970,836	3.4%

Total commercial	11,300,352	11,030,809	2.4%	10,696,621	10,729,694	10,343,566	9.3%
Home equity revolving lines of credit	879,827	887,779	(0.9)%	880,435	866,042	856,679	2.7%
Home equity loans 1st liens	549,667	584,131	(5.9)%	619,774	659,598	705,835	(22.1)%
Home equity loans junior liens	154,120	164,148	(6.1)%	176,316	187,732	199,488	(22.7)%

Home equity	1,583,614	1,636,058	(3.2)%	1,676,525	1,713,372	1,762,002	(10.1)%
Installment and credit cards	436,492	454,219	(3.9)%	459,682	469,203	393,321	11.0%
Residential mortgage	4,658,574	4,472,760	4.2%	4,326,262	4,132,783	3,942,555	18.2%

Total consumer	6,678,680	6,563,037	1.8%	6,462,469	6,315,358	6,097,878	9.5%

Total loans	$17,979,032	$17,593,846	2.2%	$17,159,090	$17,045,052	$16,441,444	9.4%

Period End Deposit and Customer Funding Composition	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Noninterest-bearing demand	$4,570,872	$4,505,272	1.5%	$4,302,454	$4,211,057	$4,478,981	2.1%
Savings	1,337,643	1,235,277	8.3%	1,256,567	1,275,493	1,252,669	6.8%
Interest-bearing demand	3,525,870	3,126,854	12.8%	3,637,411	2,918,900	3,084,457	14.3%
Money market	8,781,206	8,324,646	5.5%	7,491,460	7,348,650	7,069,173	24.2%
Brokered CDs	40,699	42,556	(4.4)%	9,242	44,809	51,235	(20.6)%
Other time	1,595,302	1,528,899	4.3%	1,504,124	1,517,350	1,573,412	1.4%

Total deposits	19,851,592	18,763,504	5.8%	18,201,258	17,316,259	17,509,927	13.4%
Customer repo sweeps	528,572	384,221	37.6%	493,451	489,886	548,179	(3.6)%

Total deposits and customer funding	$20,380,164	$19,147,725	6.4%	$18,694,709	$17,806,145	$18,058,106	12.9%

Network transaction deposits included above in interest-bearing demand & money market	$2,900,325	$2,852,943	1.7%	$2,207,055	$2,238,923	$2,141,976	35.4%
Brokered CDs	40,699	42,556	(4.4)%	9,242	44,809	51,235	(20.6)%

Total network and brokered funding	2,941,024	2,895,499	1.6%	2,216,297	2,283,732	2,193,211	34.1%

Net customer deposits and funding (1)	$17,439,140	$16,252,226	7.3%	$16,478,412	$15,522,413	$15,864,895	9.9%

(1)	Total deposits and customer funding excluding total network and brokered funding.

Quarter Average Loan Composition	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Commercial and industrial	$5,944,152	$5,665,396	4.9%	$5,558,135	$5,335,488	$4,983,943	19.3%
Commercial real estate—owner occupied	998,293	1,003,179	(0.5)%	1,043,001	1,081,552	1,093,114	(8.7)%
Lease financing	50,724	52,318	(3.0)%	51,091	51,804	54,128	(6.3)%

Commercial and business lending	6,993,169	6,720,893	4.1%	6,652,227	6,468,844	6,131,185	14.1%
Commercial real estate—investor	3,106,965	3,062,427	1.5%	3,013,210	3,014,827	2,993,046	3.8%
Real estate construction	995,768	1,003,716	(0.8)%	1,006,076	953,021	914,317	8.9%

Commercial real estate lending	4,102,733	4,066,143	0.9%	4,019,286	3,967,848	3,907,363	5.0%

Total commercial	11,095,902	10,787,036	2.9%	10,671,513	10,436,692	10,038,548	10.5%
Home equity revolving lines of credit	882,869	883,580	(0.1)%	875,388	866,952	868,614	1.6%
Home equity loans 1st liens	567,849	601,719	(5.6)%	638,592	681,607	724,995	(21.7)%
Home equity loans junior liens	159,378	169,845	(6.2)%	181,880	193,727	203,984	(21.9)%

Home equity	1,610,096	1,655,144	(2.7)%	1,695,860	1,742,286	1,797,593	(10.4)%
Installment and credit cards	445,268	455,000	(2.1)%	464,467	389,794	401,742	10.8%
Residential mortgage	4,663,849	4,490,075	3.9%	4,309,121	4,077,617	3,926,734	18.8%

Total consumer	6,719,213	6,600,219	1.8%	6,469,448	6,209,697	6,126,069	9.7%

Total loans	$17,815,115	$17,387,255	2.5%	$17,140,961	$16,646,389	$16,164,617	10.2%

Quarter Average Deposit Composition	Mar 31, 2015	Dec 31, 2014	Mar 15 vs Dec 14 % Change	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Mar 15 vs Mar 14 % Change
Noninterest-bearing demand	$4,326,557	$4,367,031	(0.9)%	$4,239,654	$4,073,310	$4,166,305	3.8%
Savings	1,277,469	1,264,195	1.0%	1,269,994	1,267,297	1,195,337	6.9%
Interest-bearing demand	3,203,727	3,142,537	1.9%	3,096,712	2,894,446	2,796,247	14.6%
Money market	8,653,260	8,209,091	5.4%	7,721,167	7,340,244	7,173,106	20.6%
Time deposits	1,594,183	1,549,565	2.9%	1,545,851	1,597,535	1,659,277	(3.9)%

Total deposits	$19,055,196	$18,532,419	2.8%	$17,873,378	$17,172,832	$16,990,272	12.2%